EXHIBIT 11

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Pilgrim America Master Series, Inc.:

We consent to incorporation by reference in Pilgrim America Master Series, Inc.'s Post-Effective Amendment No. 3 to the Registration Statement No. 33-91706 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 4 to the Registration Statement No. 811-9040 filed on Form N-1A under the Investment Company Act of 1940 of our report dated August 16, 1996, on the financial statements and financial highlights of the Pilgrim America Master Series, Inc. (constituting the Pilgrim America Masters Asia-Pacific Equity Fund, Pilgrim America Masters MidCap Value Fund, and the Pilgrim America Masters LargeCap Value Fund) for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information.


                                      KPMG Peat Marwick LLP


Los Angeles, California
November 5, 1996